Exhibit 10.25

AMENDMENT 2002-1

TO THE

MOTHERS WORK, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

The Board of Directors of Mothers Work, Inc. (the “Company”) has caused the Mothers Work, Inc. Amended and Restated Stock Option Plan (the “Plan”) to be amended as follows, subject to the following condition, effective as of the 13th day of  November, 2002:

1.             Amendment. Section 5 of the Plan is deleted in its entirety and replaced with the following:

“Section 5.  Stock Subject to the Plan.

Subject to this Section 5 and to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is One Million Nine Hundred Seventy Five Thousand (1,975,000), which amount consists of the 725,000 Shares available for grant under the Plan prior to its 1997 amendment and restatement,   an additional 500,000 Shares authorized for grant under the amended and restated Plan effective December 9, 1997, an additional 250,000 Shares authorized for grant under the amendment effective as of January 1, 2001, and an additional 500,000 Shares authorized for grant under the amendment effective as of November 13, 2002.  Options may be either incentive stock options or non-qualified stock options, as determined by the Board.  If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares subject to such Option shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan.   Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, Options for more than an aggregate of  Six Hundred Thousand (600,000) Shares.”

2.             Condition.  The amendment to the Plan set forth in paragraph 1 above will only be effective upon the requisite approval of the Company’s stockholders at the Company’s Annual Meeting of Stockholders to be held on February 7, 2003.

The Plan, as amended by the foregoing change in paragraph 1 above, and subject to the stockholder approval described in paragraph 2 above, is hereby ratified and confirmed in all respects.